EXHIBIT 99.1


For Immediate Release                           For Further Information Contact:
---------------------                           --------------------------------

September 25, 2002                              Stanley M. Kiser
                                                President & CEO
                                                (304) 652-3671


                       SISTERSVILLE BANCORP, INC ANNOUNCES
                         COMPLETION OF STOCK REPURCHASE

     Sistersville, West Virginia - Sistersville Bancorp, Inc. (the "Company"), the parent holding company of First Federal Savings Bank (the "Bank"), today announced it has completed the repurchase of 23,031 shares, or 5% of the Company's outstanding common stock, through open market purchases. The Company now has 437,592 shares outstanding.

     First Federal Savings Bank is a federally chartered savings bank, conducting business from its main office in Sistersville and from its branch facility at Parkersburg, West Virginia. The Bank's deposits are insured to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over the counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC".